EXHIBIT 99.1
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Contact:      BKF Capital Group, Inc.              Kekst and Company
              Norris Nissim                        Mark Semer or Jim Fingeroth
              212-332-8437                         212-521-4800


                     MARVIN OLSHAN AND KEITH MEISTER JOIN
                     BKF CAPITAL GROUP BOARD OF DIRECTORS

            PETER SOLOMON AND DEAN TAKAHASHI STEP DOWN FROM BOARD;
               JOHN SICILIANO NAMED CHAIRMAN ON AN INTERIM BASIS

NEW YORK, JANUARY 23, 2006 - BKF Capital Group, Inc. (NYSE: BKF) today announced that Marvin Olshan and Keith Meister have joined the company's Board of Directors. Mr. Olshan is the retired founding partner of Olshan Grundman Frome Rosenzweig & Wolosky LLP, a New York City law firm, and has served as a director of several public corporations. Mr. Meister is a Managing Director of Icahn Associates and serves as a director of a number of public companies affiliated with that firm.

The Company also announced that Peter Solomon and Dean Takahashi have resigned from the Board of Directors.

John C. Siciliano, President and Chief Executive Officer, stated: "We are excited by the appointment of two new directors who provide our organization with considerable experience and knowledge, and a commitment to acting in the best interests of our shareholders.

"I would like to thank Peter Solomon and Dean Takahashi for their service to the company over the years, and for their counsel and support since my arrival at the firm," Mr. Siciliano concluded.

BKF further announced that Mr. Siciliano has been named Chairman of the Board of Directors on an interim basis. The Company expects to name a non-executive Chairman no later than the first meeting of the Board following the annual meeting of stockholders, which is expected to take place in May 2006.

BKF Capital Group operates primarily through its subsidiary BKF Asset Management, Inc., a New York-based investment management firm. Clients include endowments, foundations, pension and profit-sharing plans, registered investment funds and other financial intermediaries. As of December 31, 2005, the firm had approximately $4.5 billion in assets under management.

This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of BKF and statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). For those statements, BKF claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are based on BKF's current expectations and are susceptible to a number of risks, uncertainties and other factors, and BKF's actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the following: retention and ability of qualified personnel; the performance of the securities markets and of value stocks in particular; the investment performance of client accounts; the retention of significant client and/or distribution relationships; competition; the existence or absence of adverse publicity; changes in business strategy; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; labor and employee benefit costs; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties referred to in this document and in BKF's other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond BKF's control. BKF will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is BKF's policy generally not to make any specific projections as to future earnings, and BKF does not endorse any projections regarding future performance that may be made by third parties.

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